Company Contact: Investor Relations 408 248 6000 ext. 198 ir@petairways.com Investor Contact: Laurel Moody Corporate Profile 646 810 0608 lmoody@corporateprofile.com

The PAWS Pet Company Reports Second Quarter 2011 Revenues of $519,000, an Increase of 105% Over Prior Year

San Jose, CA – August 15, 2011 -.  The PAWS Pet Company, Inc. (OTCBB: PAWS) (OTCPK: PAWS) or “the Company”, the innovative pet services company, reported record results for the second quarter ended June 30, 2011.

“Our Pet Airways subsidiary experienced significant revenue growth in the second quarter of 2011 as we enter into the summer travel season. This marks the highest revenues achieved for our airline operations to date,” commented Andrew Warner, President and CFO of The PAWS Pet Company. “With the closing of our recent financing, we have access to more capital, allowing us to execute on the expansion of our broader strategy of providing innovative pet services that complement our growing pet airline revenues.”

Highlights for the Second Quarter Ended June 30, 2011

•	Revenue for the second quarter of 2011 was $519,000 compared to $253,000 in the second quarter of 2010, an increase of approximately 105 percent.

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Net loss for the second quarter of 2011 was $14.4 million or $0.35 per common share, including $12.8 million in non-cash warrant liability charge associated with the recent Socius financing, compared to net loss of $257,000 or $0.01 per common share in the second quarter of 2010.

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Net loss for the second quarter of 2011 was $1.6 million or $0.04 per common share, excluding $12.8 million in non-cash warrant liability charge, compared to net loss of $257,000 or $0.01 per common share in the second quarter of 2010

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Net loss for the second quarter of 2011 included non-cash expenses of $13.6 million or $0.33 per common share, compared to $213,000 or $0.01 per common share in the second quarter of 2010. The 2011 non-cash expenses are due to the warrant liability charge, loss on extinguishment of debt, debt discount amortization, settlement of interest payable on convertible debentures and compensation to non-employees in shares of common stock in lieu of cash, and depreciation.

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On June 3, 2011, we entered into a definitive agreement with Socius CG II, Ltd. (“Socius”), under which Socius purchased 2,253,470 shares of common stock and was issued a warrant to purchase up to 20,476,707 shares of common stock at an initial exercise price of $1.02 (subject to anti-dilution adjustment), for a total purchase price of $500,000, and an equity line to purchase up to an additional $5,000,000 in non-convertible Series A Preferred Stock from the Company over the next two years, subject to the Company meeting certain conditions.

Dan Wiesel, Chairman and CEO of The PAWS Pet Company, added, “Building upon the record revenue growth we’ve experienced in the second quarter, we expect further revenue increases for the balance of 2011 and into 2012, which we anticipate would put us on a path to becoming cash flow positive by the end of 2012.”

Guidance

Based on our ability to meet the conditions of the Socius agreement or raise significant additional capital from other sources during the remainder of 2011 to fund our growth and other operating assumptions detailed in the Form 8-K filed with the SEC on March 8, 2011, the Company expects 2011 revenues to be double 2010 revenues and we expect to record positive gross margins by the fourth quarter of 2011. The Company expects continued revenue growth and positive gross margins in 2012 and to be breakeven on a cash basis in the fourth quarter of 2012.

About The PAWS Pet Company

The PAWS Pet Company, Inc. provides innovative pet services. Its wholly owned subsidiary Pet Airways is the only airline specifically designed for the safe and comfortable transportation of pets. Pet Airways' Pawsengers™ travel in the specially equipped main cabin of its planes - where pets are continuously monitored by an In-Flight Pet Attendant and the climate is controlled for maximum pet comfort. With Pet Airways, pet parents can be assured their pets will be treated with tender, loving care by pet professionals throughout the journey. The airline launched flight operations in 2009 and currently serves coast-to-coast destinations across the United States, including Los Angeles, Phoenix, Denver, Omaha, Chicago, Baltimore, New York, Atlanta and Ft. Lauderdale. The company has also announced its upcoming expansion to Orlando, Dallas, Austin, Houston and St. Louis.

For more information on PetAirways, go to www.petairways.com.

For more information on The PAWS Pet Company go to www.thepawspetcompany.com

Forward-Looking Statements

This press release includes statements that may constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements other than statements of historical facts, including, without limitation, statements regarding future financial position, business strategy, budgets, projected sales, projected costs, and management objectives, are forward-looking statements.  Terminology such as "may," "will," "expects," "intends," "plans," "projects," "estimates," "anticipates," “illustrates”, or "believes" or the negative thereof, any variation thereon or similar terminology are intended to identify forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially and adversely from the results proposed in such statements.  Important factors that could cause actual results to differ from our expectations include, but are not limited to: the costs and availability of financing; our ability to maintain adequate liquidity; our ability to execute our business plan; our ability to control costs; our ability to attract and retain customers; transportation demand; general economic conditions; costs of aviation fuel; competitive pricing pressures; governmental regulation; weather conditions; and statements of assumption underlying any of the foregoing, as well as other factors set forth under the caption "Risk Factors" in the Form 8-K filed with the Securities and Exchange Commission (“SEC”) on March 8, 2011 and other filings with the SEC.  Readers are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by the foregoing cautionary statements. We assume no duty to update or revise our forward-looking statements based on changes

Tables Follow –

THE PAWS PET COMPANY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2011	December 31, 2010
ASSETS	(Unaudited)	(Audited)

Current assets:
Cash and cash equivalents	$102,436	$1,511,057
Receivables and prepaid expenses	65,393	242,488
Deferred financing fees	843,957	-

Total current assets	1,011,786	1,753,545

Property and equipment, net	190,266	129,959

Other non-current assets	35,313	30,787

Total assets	$1,237,365	$1,914,291

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY

Current liabilities:
14% debenture	$-	$250,000
Accounts payable and accrued expenses	1,177,856	892,375
Unearned revenue	207,930	125,603
Derivative warrant liability	13,309,860	-

Total current liabilities	14,695,646	1,267,978

Non-current liabilities:
Convertible debentures, net of debt discount	192,873	304,193

Total liabilities	14,888,519	1,572,171

Commitments and contingencies	-	-

Stockholders' (deficit) equity	(13,651,154)	342,120

Total liabilities and stockholders’ (deficit) equity	$1,237,365	$1,914,291

THE PAWS PET COMPANY, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In dollars, except share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2011	2010	2011	2010
	(Unaudited)		(Unaudited)

Revenue	$519,273	$252,933	$911,759	$516,537

Cost of revenue	566,525	283,016	1,166,453	573,606

Gross loss	(47,252)	(30,083)	(254,694)	(57,069)

Operating expense:

Sales, general and administrative	889,405	221,582	1,887,870	412,165

Loss from operations	(936,657)	(251,665)	(2,142,564)	(469,234)

Other income (expense), net:
Interest expense, net	(77,623)	(5,748)	(486,973)	(6,588)
Loss on extinguishment of debt	(571,122)	-	(571,122)	-
Derivative warrant valuation expense, net	(12,839,860)	-	(12,839,860)	-

Loss before income taxes	(14,425,262)	(257,413)	(16,040,519)	(475,822)

Provision (benefit) for income taxes	-	-	-	-

Net loss	$(14,425,262)	$(257,413)	$(16,040,519)	$(475,822)

Net loss per share, basic and diluted	$(0.35)	$(0.01)	$(0.40)	$(0.02)

Weighted average shares used in calculation of basic and diluted net loss per share	41,175,742	30,548,060	40,397,966	29,114,911

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